EXHIBIT 24
                             POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of SEARS, ROEBUCK AND CO., a New York corporation (the "Company"), does hereby constitute and appoint ARTHUR C. MARTINEZ, ALAN J. LACY, MICHAEL D. LEVIN, JAMES A. BLANDA and ALICE M. PETERSON, with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys, to execute, file or deliver any and all instruments and to do any and all acts and things which said attorneys and agents, or any of them, deem advisable to enable the Company to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any requirements or regulations of the Securities and Exchange Commission in respect thereto, in connection with the registration under the Securities Act of 10,000,000 common shares, par value $.75 per share, of the Company, for issuance under the Associate Stock Ownership Plan (the "Plan"); including specifically, but without limitation of the general authority hereby granted, the power and authority to sign his or her name as a director and officer of the Company to the Registration Statement, any amendment, post-effective amendment or supplement thereto, any prospectus or other document which is part of the Registration Statement, and any amendments, supplements or revisions to such prospectus or document; and the undersigned does hereby fully ratify and confirm all that said attorneys and agents, or any of them, or the substitute of any of them, shall do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has subscribed these presents, as of the 30th day of September, 1997.

        NAME                          TITLE

/s/ARTHUR C. MARTINEZ          Director, Chairman of the Board of
Arthur C. Martainez            Directors, President and Chief Executive
                               Officer (Principal Executive Officer)

/s/ALAN J. LACY                Executive Vice President and Chief
Alan J. Lacy                   Financial Officer (Principal Financial
                               Officer)

/s/JAMES A. BLANDA             Vice President and Controller
James A. Blanda                (Principal Accounting Officer)

/S/HALL ADAMS, JR.             Director
Hall Adams, Jr.

/s/WARREN L. BATTS             Director
Warren L. Batts

/s/ALSTON D. CORRELL, JR.      Director
Alston D. Correll, Jr.

/s/MICHAEL A. MILES            Director
Michael A. Miles

/s/RICHARD C. NOTEBAERT        Director
Richard C. Notebaert

/s/HUGH B. PRICE               Director
Hugh B. Price

/s/CLARENCE B. ROGERS, JR.     Director
Clarence B. Rogers, Jr.

/s/DONALD H. RUMSFELD          Director
Donald H. Rumsfeld

/s/PATRICK G. RYAN             Director
Patrick G. Ryan

/s/DOROTHY A. TERRELL          Director
Dorothy A. Terrell